UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 19, 2014 (March 13, 2014)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

_____(615) 614-4929_____
(Registrant's telephone number, including area code)

_____Not Applicable_____
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
On March 13, 2014, the Board of Directors (the "Board") of Healthways, Inc. (the "Company") elected a new director, Daniel J. Englander, effective March 17, 2014.  Mr. Englander joined the Board to fill an existing vacancy on the Board as a Class II director.  Accordingly, Mr. Englander's initial term will expire at the Company's 2014 Annual Meeting of Stockholders and when his successor is duly elected and qualified.
The Board has determined that Mr. Englander qualifies as an independent director within the meaning of the listing standards of the NASDAQ Global Select Market. There is no arrangement or understanding between Mr. Englander and any other person pursuant to which he was elected as a director. There are no transactions in which Mr. Englander has an interest requiring disclosure under Item 404(a) of Regulation S−K.
In connection with his election to the Board, Mr. Englander was granted an option to purchase 15,000 shares of the Company's common stock, which will vest in equal annual installments over a four-year period commencing on March 17, 2015, the first anniversary of the effective date of the grant.  Mr. Englander will also be eligible to participate in the Company's compensation program for non-employee directors, which is described on pages 19 and 20 of the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2013.
The Board has appointed Mr. Englander to the Compensation Committee of the Board, effective March 17, 2014.
Item 8.01. Other Events.
On March 17, 2014, the Company issued a press release announcing the election of Mr. Englander as a director. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:
Exhibit 99.1	Press Release, dated March 17, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer
Date:  March 19, 2014

EXHIBIT INDEX
Exhibit 99.1	Press Release, dated March 17, 2014